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                                                                     Exhibit 21

                    ALBERTO-CULVER COMPANY AND SUBSIDIARIES

                        Subsidiaries of the Registrant

                                                                    State or
                                                                     Other
                                                                  Jurisdiction
        Subsidiary                                              of Incorporation
        ----------                                              ----------------
        Alberto-Culver (Australia) Pty. Ltd....................       Australia
        Alberto-Culver Canada, Inc.............................          Canada
        Alberto-Culver Company (U.K.), Limited.................  United Kingdom
        Alberto-Culver International, Inc......................        Delaware
        Alberto-Culver de Mexico, S.A. de C.V..................          Mexico
        Alberto-Culver (P.R.), Inc.............................        Delaware
        Alberto-Culver USA, Inc................................        Delaware
        Beauty Systems Group, Inc..............................        Delaware
        Beauty Systems Group (Canada), Inc.....................          Canada
        BDM Grange, Ltd........................................     New Zealand
        Cederroth International AB.............................          Sweden
        CIFCO, Inc.............................................        Delaware
        Indola Cosmetics, B.V.................................. The Netherlands
        IHB SpA................................................           Italy
        La Farmaco Argentina I. y C.S.A........................       Argentina
        Pro-Line International, Inc............................        Delaware
        Sally Beauty Company, Inc..............................        Delaware
        Soraya, S.A. 3/4.......................................          Poland
        St. Ives Laboratories, Inc.............................        Delaware

Subsidiaries of the company omitted from the above table, considered in the aggregate, would not be considered significant.